EXHIBIT 10.16

                               Lease between
                     The Sobrato Group and ZiLOG, Inc.


Section...................................................................Page #
Parties........................................................................1
Premises.......................................................................1
Use............................................................................1
   Permitted Uses..............................................................1
   Uses Prohibited.............................................................1
   Advertisements and Signs....................................................1
   Covenants, Conditions and Restrictions......................................2
Term and Rental................................................................2
   Base Monthly Rent...........................................................2
   Late Charges................................................................2
   Security Deposit............................................................3
This paragraph intentionally left blank........................................3
Acceptance of Possession and Covenants to Surrender............................3
   Delivery and Acceptance.....................................................3
   Early Access................................................................4
   Condition Upon Surrender....................................................4
   Failure to Surrender........................................................5
Alterations and Additions......................................................5
   Tenant's Alterations........................................................5
   Free From Liens.............................................................6
   Compliance With Governmental Regulations....................................6
Maintenance of Premises........................................................6
   Landlord's Obligations......................................................6
   Tenant's Obligations........................................................6
   Landlord and Tenant's Obligations Regarding Reimbursable
   Operating Costs.............................................................6
   Reimbursable Operating Costs................................................7
   Tenant's Allocable Share....................................................9
   Waiver of Liability.........................................................9
   Waiver of Liability.........................................................9
Hazard Insurance..............................................................10
   Tenant's Use...............................................................10
   Landlord's Insurance.......................................................10
   Tenant's Insurance.........................................................10
   Waiver.....................................................................10
Taxes.........................................................................11
Utilities.....................................................................11
Toxic Waste and Environmental Damage..........................................11
   Use of Hazardous Material..................................................11
   Tenant's Indemnity Regarding Hazardous Material............................12
   Notice of Release or Violation.............................................12
   Remediation Obligations....................................................13
   Environmental Monitoring...................................................13
Tenant's Default..............................................................13
   Remedies...................................................................14
   Right to Re-enter..........................................................14
   Abandonment................................................................14
   No Termination.............................................................15
   Non-Waiver.................................................................15
   Performance by Landlord....................................................15
Landlord's  Liability.........................................................15
   Limitation on Landlord's Liability.........................................15
   Limitation on Tenant's Recourse............................................16
   Indemnification of Landlord................................................16
Destruction of Premises.......................................................16
   Landlord's Obligation to Restore...........................................16
   Limitations on Landlord's Restoration Obligation...........................16
Condemnation..................................................................17
Assignment or Sublease........................................................17
   Consent by Landlord........................................................17
   Assignment or Subletting Consideration.....................................18
   No Release.................................................................19
   Reorganization of Tenant...................................................19
   Permitted Transfers........................................................20
   Effect of Default..........................................................20
   Effects of Conveyance......................................................20
   Successors and Assigns.....................................................20
Option to Extend the Lease Term...............................................20
   Grant and Exercise of Option...............................................20
   Determination of Fair Market Rental........................................21
   Resolution of a Disagreement over the Fair Market Rental...................21
   Personal to Tenant.........................................................21
General Provisions............................................................22
   Attorney's Fees............................................................22
   Authority of Parties.......................................................22
   Brokers....................................................................22
   Choice of Law..............................................................22
   Dispute Resolution.........................................................22
   Entire Agreement...........................................................23
   Entry by Landlord..........................................................23
   Estoppel Certificates......................................................24
   Exhibits...................................................................24
   Interest...................................................................24
   No Presumption Against Drafter.............................................24
   Notices....................................................................24
   Property Management........................................................24
   Rent.......................................................................25
   Representations............................................................25
   Rights and Remedies........................................................25
   Severability...............................................................25
   Submission of Lease........................................................25
   Subordination..............................................................25
   Survival of Indemnities....................................................26
   Time.......................................................................26
   Transportation Demand Management Programs..................................26
   Waiver of Right to Jury Trial..............................................26
   Consents...................................................................26
EXHIBIT A - Premises & Building...............................................28
EXHIBIT B - Tenant's Signage..................................................29
EXHIBIT C - Draft Letter of Credit............................................30
EXHIBIT D - Initial Alterations...............................................31
EXHIBIT E - Hypothecation Form................................................32

1. Parties: THIS LEASE, is entered into on this 21st day of December 2001, ("Effective Date") between The Sobrato Group, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, California, 95014 ("Landlord") and ZiLOG, Inc., a Delaware Corporation, whose address is 910 East Hamilton Avenue, Campbell, California, 95008 ("Tenant"). Landlord and Tenant are collectively referred to in this Lease as the "Parties".

2. Premises: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises (the "Premises") consisting of a building of 40,792 square feet located at 532 Race Street in the city of San Jose, California ("Building") and depicted on Exhibit "A" attached hereto, together with all appurtenances located thereon and related thereto including, without limitation, parking areas and structures, landscaping, loading docks, sidewalks, service areas and other facilities located therein and thereon, together with the right to use 140 parking spaces located adjacent thereto. The parking spaces shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area. The Building is situated within a project site shared with five (5) additional buildings owned by Landlord as outlined in Exhibit "A" attached hereto ("Project").

3.   Use:

     A. Permitted Uses: Tenant and Tenant's agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, "Tenant's Agents") shall use the Premises as permitted under applicable zoning laws only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, ancillary storage and other incidental uses, and for any other uses permitted by law. Tenant and Tenant's Agents shall use only the number of parking spaces allocated to Tenant under this Lease. Tenant shall use its best efforts to ensure that all commercial trucks and delivery vehicles shall be: (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws (as hereinafter defined).

     B. Uses Prohibited: Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises and Project, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building that would jeopardize the structural integrity of the Premises, or set any load on the floor in excess of the load limits for which such floors are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

     C. Advertisements and Signs: Tenant will not place or permit to be placed, in, upon or about the exterior of the Building any signs not approved by the City of San Jose and any other governing authority having jurisdiction. Tenant will not place or permit to be placed upon the exterior of the Building (or visible from the exterior of the Building) any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Landlord hereby consents to the Building and monument signage described on Exhibit "B" attached hereto. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date (as hereinafter defined) or promptly following the earlier termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have such signage removed at Tenant's expense.

     D. Covenants, Conditions and Restrictions: This Lease is subject to the effect of (i) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record as of the Effective Date; and (ii) any zoning laws of the city, county and state where the Building is situated (collectively referred to herein as "Restrictions") and Tenant will conform to and will not violate the terms of any such Restrictions. With respect to item (i) above, Tenant acknowledges receipt of a title report dated November 29, 2001 from Alliance Title, together with all underlying documents referenced therein. To the best of Landlord's knowledge, there are no other liens or encumbrances affecting the Premises or the Building except as disclosed in said title report.

4.   Term and Rental:

     A. Base Monthly Rent: The term ("Lease Term") shall be for sixty (60) months, commencing on February 1, 2002 ("Commencement Date") and ending January 31, 2007 ("Expiration Date"). Notwithstanding the foregoing, this Lease and all of the obligations of Landlord and Tenant hereunder shall be binding and in full force and effect from and after the Effective Date through the remainder of the Lease Term. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises commencing on the Commencement Date in accordance with the following schedule:

Month 01:          none
Month 02:          $59,088.00
Months 03 -12:     $79,544.00 per month
Months 13 -24:     $81,992.00 per month
Months 25 -36:     $84,439.00 per month
Months 37 -48:     $86,887.00 per month
Months 49 -60:     $89,334.00 per month

Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

     B. Late Charges: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit agreement, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after receipt of written notice to Tenant from Landlord that such sum is overdue, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any Base Monthly Rent or other sum due from Tenant remains delinquent for a period in excess of thirty
(30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J following the date such amount became due until paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for four (4) consecutive installments of Base Monthly Rent, then the Base Monthly Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     C. Security Deposit: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Eighty Four Thousand Five Hundred and No/100 Dollars ($84,500.00) ("Cash Security "Deposit"). In addition, on or before January 4, 2002, Tenant shall deposit with Landlord a letter of credit substantially in the form attached hereto as Exhibit "C" ("Letter of Credit") in an initial amount of Three Hundred Twenty Four Thousand Dollars ($324,000.00). The Cash Security Deposit and Letter of Credit are collectively referred to as the Security Deposit. Landlord shall not be deemed a trustee of the Security Deposit, may use the Cash Security Deposit in business, and shall not be required to segregate the Cash Security Deposit from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit (provided, however, Landlord shall use all of the Cash Deposit prior to drawing on all or any portion of the Letter of Credit) towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord actually and reasonably incurs by reason of Tenant's default hereunder including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof in accordance with the terms of this Lease. If any portion of the Cash Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Cash Security Deposit to its full original amount, and shall pay to Landlord such other sums as may be due pursuant to subsection (ii) of the immediately preceding sentence. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty
(30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction.

Landlord shall be entitled to draw against the Letter of Credit at any time provided only that Landlord certifies to the issuer of the Letter of Credit that Tenant is in default under the Lease. Landlord shall only draw the amount necessary to cure the default unless such default is the third default that has occurred in any consecutive 18-month period during the Lease Term, in which case Landlord shall be permitted to draw the entire amount of the Letter of Credit and convert it to cash, subject to the provisions of this Lease regulating the handling of the Cash Security Deposit. Tenant shall keep the Letter of Credit in effect during the Lease Term as required herein. At least thirty (30) days prior to expiration of the Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year in the amount required by this Section 4. Tenant's failure to so renew or extend the Letter of Credit shall be a material default of this Lease by Tenant. In the event Landlord draws against the Letter of Credit, Tenant shall replenish the existing Letter of Credit or cause a new Letter of Credit to be issued such that the aggregate amount available to Landlord at all times during the Lease Term is the amount of the Letter of Credit then required.

Notwithstanding the foregoing, and provided Tenant is not then in default of the Lease (beyond any applicable notice and cure period) and the Cash Security Deposit is at its required amount, the amount of the Letter of Credit shall be reduced annually by $108,000.00, commencing on February 1, 2003, such reduction to continue annually until the Letter of Credit is entirely eliminated.

5.   This paragraph intentionally left blank.:

6.   Acceptance of Possession and Covenants to Surrender:

     A. Delivery and Acceptance: On the Commencement Date, Landlord shall deliver the Premises to Tenant in broom clean condition, with all interior walls cleaned and repaired, any carpets cleaned, all floors cleaned and waxed, with all existing Building systems and fixtures fully operational, with all property of the prior tenant removed. Additionally, Landlord shall perform the following work prior to the Commencement Date (all such work to be completed to the reasonable satisfaction of Tenant): (i) fix the roof leak over the computer room and any other roof leaks that currently exist;
(ii) repair the transformer in fire alarm room so as to reduce the noise; and (iii) replace damaged tiles in the computer room. On the Commencement Date, Tenant shall accept possession of the Premises and enter into occupancy of the Premises on the Commencement Date. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date, Tenant shall not be liable for Basic Monthly Rent or any other amounts otherwise due hereunder until Landlord delivers possession of the Premises to Tenant in accordance with the terms hereof. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except for Landlord's obligation to complete the work and deliver the Premises in accordance with this Section 6, Tenant agrees to accept possession of the Premises in its then existing condition, subject to all Restrictions and without representation or warranty by Landlord except for latent defects and any express representations made by Landlord hereunder. Within twelve (12) months after the Commencement Date, Tenant agrees to be utilizing at least fifty percent (50%) of the Building.

Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, Landlord has terminated the prior lease of any and all tenants of the Premises. Landlord further represents and warrants that (i) it has good, valid and marketable fee simple title to the Building and the Project, and (ii) upon the Effective Date and during the Lease Term, Tenant shall have quiet enjoyment and peaceful possession of the Premises subject to rights specifically granted Landlord under this Lease (including Landlord's right and obligation to perform its obligations described in this Section 6.A) or remedies specifically available to Landlord under this Lease for a default by Tenant. In addition to Landlord's work as set forth under this Section 6.A., Landlord shall pay Sixty Seven Thousand Five Hundred Dollars ($67,500.00) towards the cost to construct a new restroom core near the Building lobby (in the same location as when the Building was initially improved and subject to Landlord's prior approval of the plans as set forth in Section 7.A. below), such construction to occur as part of Tenant's Alterations (as hereinafter defined) during the first year of the Lease Term. Landlord's Initial payment shall be made to Tenant within fifteen (15) days from completion of the work and payment of the cost by Tenant.

     B. Early Access: Tenant shall be allowed early access and occupancy of the Premises from the date on which Tenant has deposited its Letter of Credit pursuant to Section 4.C. above until the Commencement Date ("Early Occupancy Period"). Tenant shall be subject to all the terms and conditions of the Lease during the Early Occupancy Period except that no Base Monthly Rent or other expenses or amounts shall be due or payable (excluding utility charges incurred by Tenant).

     C. Condition Upon Surrender: Tenant further agrees on the Expiration Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all interior walls shall be patched, cleaned, and otherwise made paint-ready, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant's contractors shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in "good operating condition and repair" as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove any or all Alterations (as hereinafter defined) and restore the Premises to the condition prior to the Alteration (including repair of any damage caused by such removal) provided that Landlord notified Tenant in writing of such removal obligation at the time Tenant requested Landlord's consent to such Alterations. All Alterations except those which Landlord (in accordance with the terms hereof) previously required Tenant to remove shall remain in the Premises as the property of Landlord. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the removal of the Alterations.

     D. Failure to Surrender: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this Section 6.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. If Tenant remains in possession of the Premises after the Expiration Date or sooner termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay holdover rent, as well as its indemnification obligations under this Section 6.D. shall expire at such time as Landlord has completed the work necessary to restore the Premises to the condition required under
Section 6.C. of this Lease and has charged Tenant for such work in accordance with this Lease. This provision shall survive the termination or expiration of the Lease.

7.   Alterations and Additions:

     A. Tenant's Alterations: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least ten (10) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and (iii) a certificate of occupancy for the work upon completion of the Alterations. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. Landlord hereby acknowledges and agrees that during the Early Occupancy Period, Tenant intends to make the Alterations described on Exhibit "D" ("Initial Alterations") attached hereto, and Landlord hereby approves such Alterations in satisfaction of its approval right set forth in this Section 7.A.

Notwithstanding the foregoing, Tenant shall be entitled, without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Buildings and which do not cost more than Fifty Thousand Dollars ($50,000.00) per Alteration ("Permitted Alterations"); provided, however, that: (i) Tenant shall still be required to comply with all other provisions of this paragraph; and (ii) Landlord may elect to have Tenant remove such Permitted Alterations at the expiration or earlier termination of the Lease, unless Tenant has notified Landlord of such Permitted Alterations at least ten (10) days prior to commencing construction and received approval from Landlord that such Permitted Alterations will not be required to be removed at the expiration of the Lease.

     B. Free From Liens: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge (or post a proper bond over) any such lien within ten
(10) days after receiving written notice of the filing, Landlord shall immediately be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including reasonable attorney's fees shall be due from Tenant as additional rent.

     C. Compliance With Governmental Regulations: The term Laws or Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant, at Tenant's sole expense, shall comply with all Governmental Regulations pertaining to Tenant's particular use of the Premises and shall make all repairs, replacements, alterations, or improvements necessary to comply with all Governmental Regulations pertaining to Tenant's particular use of the Premises. Landlord shall comply with all Governmental Requirements pertaining to the Building or the Project or which are applicable to it, and secure any necessary permits therefore. Landlord shall have sole responsibility for costs related to required compliance with the Americans with Disabilities Act ("ADA") unless said compliance was triggered by any Alterations. Once restrooms have been added pursuant to Section 6.A. Landlord hereby represents and warrants that to the best of its knowledge, as of the date hereof, the Building and Premises are in full compliance with all Laws and Governmental Regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

8.   Maintenance of Premises:

     A. Landlord's Obligations: Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building Shell. Landlord shall also, at Tenant's expense through reimbursement to Landlord as provided in Section 8.C. below, maintain in good order, condition and repair, and replace when necessary:
(i) all plumbing and sewage facilities outside the Building and/or beneath the Building slab; (ii) the parking lot and all underground utility facilities servicing the Premises, (iii) the roof membrane system, and (iv) all waterscape, landscaping and shrubbery.

     B. Tenant's Obligations: Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all plumbing and sewage facilities inside the Building and above the slab, (ii) all heating ventilating and air conditioning facilities and equipment, (iii) all fixtures, interior walls floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment that serve the Building exclusively, and (vi) all automatic fire extinguisher equipment. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. With respect to item (ii) above, Tenant shall provide Landlord a copy of paid invoices detailing work performed if requested by Landlord.

     C. Landlord and Tenant's Obligations Regarding Reimbursable Operating
Costs: In addition to the direct payment by Tenant of expenses as provided in Sections 8.B, 9, 10 and 11 of this Lease, Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of Reimbursable Operating Costs (as defined in Section 8.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly. Tenant agrees to pay its Allocable Share of the Reimbursable Operating Costs as additional rental within twenty (20) days after its receipt of a written statement from Landlord detailing Tenant's Allocable Share of Reimbursable Operating Costs (together with invoices and other reasonably satisfactory evidence of all applicable costs) incurred since Tenant's most recent payment of Reimbursable Operating Costs, which statement shall be provided no more frequently than monthly and no less frequently than annually. Tenant or its CPA (as defined below) shall have the right, at Tenant's sole cost and expense, upon at least thirty (30) days prior written notice to Landlord, at any time during regular business hours (but no more than twice a year) to audit, review and photocopy Landlord's records pertaining to Reimbursable Operating Costs for the immediately previous calendar year only. Any Certified Public Accountant ("CPA") engaged by Tenant to inspect Landlord's records shall be compensated by Tenant and shall be subject to Landlord's prior written approval. The inspection of Landlord's records must be completed within five (5) days after such records are made available to Tenant or its CPA. Tenant agrees to keep, and to cause its CPA to keep, all information thereby obtained by Tenant or its CPA confidential, except that Tenant shall be permitted to disclose such information to the extent reasonably necessary in connection with any dispute with Landlord regarding Reimbursable Operating Costs.

     D. Reimbursable Operating Costs: For purposes of calculating Tenant's Allocable Share of Building and Project Costs, the term "Reimbursable Operating Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Building or the Project in which the Premises are located. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following: (i) common area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered and paid by Tenant in accordance with Section 11 below; (ii) common area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and, if elected by Landlord, earthquake insurance applicable to the Building or Project provided that the cost thereof does not exceed three cents ($.03) per square foot of the Premises per month (if the premium due for such insurance exceeds the foregoing amount, Landlord can elect to continue such insurance and pay the excess portion of the premium without reimbursement, or may terminate earthquake coverage upon ten (10) days' prior written notice to Tenant, unless Tenant notifies Landlord in writing within such ten (10) day period that Tenant will pay Tenant's Allocable Share of the full cost of the insurance premium due for that year); (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Building or Project (but with regard to the Project, only to the extent that the Building is part of a larger tax lot that includes all or a portion of the Project), upon the occupancy of the Building or Project (but with regard to the Project, only to the extent that the Building is part of a larger tax lot that includes all or a portion of the Project) and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including such portion (as described below) of real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Reimbursable Operating Costs: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or the Project; (ii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (iii) any depreciation on the Building or the Project; (iv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project; (v) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project; (vi) overhead profit increments paid to Landlord's subsidiaries or affiliates for services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (vii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building);
(viii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (ix) advertising and promotional expenditures; (x) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature and intended to be covered by insurance required to be carried by Landlord; (xi) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's gross negligence or willful misconduct; (xii) costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (xiii) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (xiv) the cost of correcting any building code or other violations which were violations prior to the Commencement Date;
(xv) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials where such contamination was not caused by Tenant or its agents, invitees, employees, or suppliers; (xvi) reserves for any Reimbursable Operating Costs; (xvii) repairs and maintenance to buildings of the Project in which Tenant is not an occupant, (xviii) costs of after-hours heating, ventilation and air conditioning provided to other tenants of the Project and to the extent Landlord has billed Tenant therefore, any after-hours heating, ventilation and air conditioning provided to Tenant; (xix) any property management or similar fee in excess of 1.5% of the Base Monthly Rent as provided for in Section 19.N below; and (xx) transfer taxes imposed as a result of a sale of the Premises or the Project.

Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses, except as expressly excluded hereunder. The provision for payment of Reimbursable Operating Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project except as specifically excluded in this Lease.

Notwithstanding the foregoing, if property taxes increase during the Lease Term as a result of a reassessment due to a change of ownership, Tenant's shall be responsible for payment of the resulting property tax increase as follows: (i) Tenant shall not be responsible for payment of any increase in property taxes if the Premises are reassessed due to a change of ownership during the first year of the Lease Term; and (ii) if the Premises are reassessed after the first year of the Lease Term, then during the first twelve months thereafter, Tenant shall be responsible for payment of Tenant's Allocable Share of thirty three percent (33%) of the tax increase; during the second twelve months thereafter, Tenant shall be responsible for payment Tenant's Allocable Share of of sixty seven percent (67%) of the tax increase, and thereafter Tenant shall be responsible for payment of Tenant's Allocable Share of the entire tax increase.

     E. Tenant's Allocable Share: For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant's Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either the total rentable square footage of the Building if the service or cost is allocable only to the Building, or the total square footage of the Project if the service or cost is allocable to the entire Project. Tenant's obligation to share in Reimbursable Operating Costs shall be prorated for any partial months during the Lease Term, and is subject to recalculation in the event of expansion of the Project. Using the above formula, Tenant's Allocable Share for the Building is 100% and for the Project is 14.5%.

Landlord hereby represents that the following expenses would have totaled approximately 19(cent) p.s.f. per month payable by Tenant for calendar year 2001 had Tenant been in occupancy during 2001: (i) property taxes; (ii) property insurance; (iii) roof maintenance; (iv) scheduled weekly landscape maintenance, (iv) parking lot sweeping; and (v) Common Area utilities. To the best of Landlord's knowledge, there are no significant increases foreseen in the above expenses for calendar year 2002.

     F. Waiver of Liability: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause beyond Landlord's reasonable control and excepting any failure due to Landlord's or Landlord's agents' gross negligence or willful misconduct, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing excepting any loss or injury due to Landlord's or Landlord's agents' gross negligence or willful misconduct.

Notwithstanding any of the foregoing provisions of this Paragraph 8.F. to the contrary, if solely as a result of Landlord's gross negligence or willful misconduct, Landlord fails to provide utilities which Landlord is required to provide to the Premises pursuant to this Lease (an "Abatement Condition"), which prevents Tenant from occupying all or a material portion of the Premises (the "Abatement Space"), then, as Tenant's sole and exclusive remedy for such failure, Base Rent and Tenant's Allocable Share payable hereunder shall abate in the proportion that the rentable square foot area of the Abatement Space actually vacated bears to the rentable square foot area of the Premises, for a period equal to the lesser of (i) the period during which Tenant has actually vacated the Abatement Space, or
(ii) the period of time between Tenant's having vacated the Abatement Space and the date Tenant receives notice from Landlord that the Abatement Condition has been cured. For purposes of this Paragraph 8.F., vacation of the Abatement Space shall not require Tenant to remove furniture, fixtures or equipment. Tenant shall be deemed to have vacated the Abatement Space if, due to the Abatement Condition, the Abatement Space is not occupiable by Tenant, and Tenant does not in fact conduct any business in or use the Abatement Space.

     G. Capital Improvements: If as a part of the maintenance of the Premises, Tenant is liable under Section 8.D for payment of a replacement to the Premises that would typically be capitalized under normal accounting procedures, Landlord shall credit Tenant for the cost of the replacement less that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement, as reasonably determined by Landlord in accordance with generally accepted accounting principles. If the capital improvement is made during the initial Lease Term, Tenant's share shall initially be based on the initial Lease Term and if Tenant thereafter exercises its renewal option, then upon the commencement of the Option term, an adjustment shall be made so that during the Option Term Tenant shall reimburse Landlord an amount determined by multiplying the cost of the capital improvement by a fraction, the numerator of which is the sum of the Lease Term remaining at the time the capital expenditure was made and the Option Term and the denominator of which is the useful life of the capital improvement.


9.   Hazard Insurance:

     A. Tenant's Use: Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all material terms and requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

     B. Landlord's Insurance: Landlord agrees to purchase and keep in force All Risk and fire insurance in an amount equal to the replacement cost of the Building (not including any Alterations paid for by Tenant) as determined by Landlord's insurance company's appraisers. At Landlord's election, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood (subject to the limits set forth in Section 8.D above), and shall contain reasonable deductibles. Additionally Landlord may maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental loss insurance covering a twelve (12) month period. Tenant agrees to pay Landlord as additional rent pursuant to Section 8.D, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage to the Premises covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within thirty (30) days after written invoice to Tenant. It is understood and agreed that Tenant's obligation under this Section shall be prorated for any partial months during the Lease Term.

     C. Tenant's Insurance: Tenant agrees, at its sole cost, to insure its personal property and Alterations against damage. Landlord has no obligation to insure Tenant's personal property and Alterations. Said insurance shall provide All Risk and fire coverage. The property casualty insurance provided by Tenant as required by this paragraph shall be carried in favor of Landlord and Tenant as their respective interests may appear. Upon request by Landlord, Tenant shall deliver a copy of the policy and renewal certificate to Landlord. Tenant agrees, at its sole cost, and to obtain worker's compensation and Commercial General Liability insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named (additional) insureds shall not reduce or avoid coverage to the other named (additional insureds). Tenant shall name Landlord and Landlord's lender as an additional insured and shall, upon Landlord's written request, deliver a copy of the policies and renewal certificates to Landlord. All insurance policies required under this section shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

     D. Waiver: Landlord and Tenant hereby waive all tort, contract or other rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall each obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be. Nothing in this
Section 9.D shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

10. Taxes: Tenant shall be liable for and shall pay as additional rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures; (ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to an increase in assessed value resulting from a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term (subject to the phased payment of such increased taxes as set forth in Section 8.D above). All real estate taxes shall be prorated to reflect the Lease Commencement and Expiration Dates. In the case of item (i), Tenant shall pay such taxes and assessments directly; in the case of item (ii), Landlord shall make such payment and Tenant shall reimburse Landlord as part of its payment of its Allocable Share of Reimbursable Operating Costs. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge Tenant's Allocable Share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with the fees charged by a third party appeal firm for such services. Notwithstanding the foregoing, Tenant shall not be responsible for any fines or penalties imposed as a result of Landlord's failure to pay any taxes when due.

11. Utilities: Tenant shall pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company's failure to furnish utilities to the Premises, and in such event Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease; provided, however, the foregoing shall not limit Landlord's liability pursuant to applicable law for the gross negligence or willful misconduct of Landlord, its agents, employees or contractors in connection with the provision of utility services to the Building.

12.  Toxic Waste and Environmental Damage:

     A. Use of Hazardous Material: Tenant or Tenant's Tenant's Agents shall not cause or permit any Hazardous Material, as defined below, to be generated, brought onto, used, stored, created, released or disposed of in or about the Premises, except that Tenant and Tenant's Agents may use and store small quantities of common household cleaners and office supplies on the Premises provided such use and storage is in strict compliance with all Environmental Laws, as defined below, and except for Hazardous Materials present in or about the Premises on the Effective Date. As used herein, the term "Hazardous Material" shall mean any substance, material or waste (whether liquid, solid or gaseous), which is a pollutant or contaminant, or which is hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which presents a risk to public health or the environment, or which is or may become regulated by or under the authority of any Environmental Laws, as defined below, including, without limitation, asbestos or asbestos containing materials, petroleum products, pesticides, polychlorinated biphenyls, flammable explosives, radioactive materials and urea formaldehyde. As used herein, the term "Environmental Laws" shall mean any present or future federal, state or local law, whether common law, statute, rule, regulation or ordinance, judgment, order, or other governmental restriction, guideline, listing or requirement, relating to the environment or any Hazardous Material, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., and applicable provisions of the California Health and Safety Code and the California Water Code, all as heretofore or hereafter may be amended from time to time. Tenant represents and warrants that it shall comply in every material respect with all Governmental Regulations applicable to Hazardous Material including doing the following: (i) adhering to all applicable reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and provide Landlord a copy of any such reports or agency inspections; (ii) obtaining and providing Landlord copies of all necessary permits required for the use and handling of Hazardous Material on the Premises; (iii) enforcing Hazardous Material handling and disposal practices consistent with industry standards; (iv) surrendering the Premises free from any Hazardous Materials arising from Tenant's generating, bringing, using, storing, creating, releasing, or disposing of Hazardous Material; and (v) properly closing the facility with regard to Hazardous Material including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Material and obtaining a closure certificate from the local administering agency prior to the Expiration Date.

     B. Tenant's Indemnity Regarding Hazardous Material: Tenant shall, at its sole cost and expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's trustees, shareholders, directors, officers, employees, partners, affiliates, agents, successors and assigns from, and against any and all claims, liabilities, obligations, penalties, fines, actions, costs or expenses incurred or suffered arising from generating, bringing, using, storing, creating, releasing or disposing of Hazardous Material by Tenant or Tenant's Agents in or about the Premises, or the violation of any Governmental Regulation or Environmental Laws by Tenant or Tenant's Agents. This indemnification applies whether or not the concentrations of any such Hazardous Material exceed applicable maximum contaminant or action levels or any governmental agency has issued a cleanup order. Tenant's indemnification, defense, and hold harmless obligations include, without limitation, the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under present or future laws, including Environmental Laws; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Material from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) losses attributable to diminution in the value of the Premises or the Building (iv) loss or restriction of use of rentable space in the Building; (v) adverse effect on the marketing of any space in the Building; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This Section 12.B shall survive the expiration or termination o this Lease.

     C. Notice of Release or Violation: If, during the Lease Term (including any extensions), Tenant becomes aware of (i) any actual or threatened release of a Hazardous Material on, under or about the Premises or (ii) any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Material on, under or about the Premises, including alleged violations of Environmental Laws by Tenant or Tenant's Agents., Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously and thereafter furnish Landlord with copies of any claims, notices of violation, reports, or other writings received by Tenant concerning the release or investigation. In the event of an actual release of Hazardous Materials, Tenant shall also give Landlord prompt verbal notice of such release. In the event that Landlord first receives any of the information described in the immediately preceding two (2) sentences, Landlord shall provide equivalent notices to Tenant as are required of Tenant under this Section 12.C.

         In the event of any release on or into the Premises or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant's Agents, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure
Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

     In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this
Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to this Lease.

     D. Remediation Obligations: In the event of any release on, under or about the Premises of any Hazardous Material generated, brought onto, used, stored, created or disposed of by Tenant or Tenant's Agents, Tenant shall, at its sole cost, promptly take all necessary and appropriate actions, in compliance with applicable Environmental Laws, to remove or remediate such Hazardous Material, whether or not any governmental agency has issued a cleanup order, so as to return the Premises to the condition that existed before the introduction of such Hazardous Material. Tenant shall obtain Landlord's written consent prior to implementing any proposed removal or remedial action, provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. Nothing in the preceding sentence shall in any way eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord.

     E. Environmental Monitoring: Landlord and its agents shall have the right (subject to Tenant's notice rights under Section 19.G below) to inspect, investigate, sample and monitor the Premises, including any air, soil, water, ground water, or to conduct any other sampling or testing, digging, drilling or analysis, to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any costs incurred by Landlord in determining Tenant's non- compliance, including reasonable attorneys', consultants' and experts' fees, shall be due and payable by Tenant to Landlord within five (5) days following Landlord's written demand therefor.

13. Tenant's Default: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay the Base Monthly Rent including additional rent or any other payment due under this Lease within five (5) business days after Tenant's receipt of written notice of the late payment, (ii) the abandonment of the Premises by Tenant; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord; provided, however, that if the nature of the default is such that it cannot reasonably be cured within said 30-day period, Tenant shall not be deemed to be in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     A. Remedies: In the event of any default by Tenant as defined in this
Section 13, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) reasonable expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) reasonable broker's fees, advertising costs or other expenses of reletting the Premises, and
(z) reasonable costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in
(iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

     C. Abandonment: If Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent and other sums due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall the obligation to market the space but shall have no obligation to relet the Premises following a default if Landlord has other comparable available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     D. No Termination: Landlord's re-entry or taking possession of the Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     E. Non-Waiver: Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, the Landlord's acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant's Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     F. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by Law or Governmental Regulation (beyond any applicable notice and cure period) Landlord in its sole discretion may, without further notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate (as defined in Section 19.J) within ten (10) days of Landlord's written notice for such payment.

14.  Landlord's  Liability:

     A. Limitation on Landlord's Liability: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises (with a copy of such notice concurrently sent to Landlord), and in the event Landlord does not cure or commence to cure such failure within the requisite time period set forth hereinabove, shall provide Mortgagee thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Mortgagee shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Except for Tenant's right to terminate the Lease as specifically set forth in Section 15.B and 19.T, Tenant further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

     B. Limitation on Tenant's Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

     C. Indemnification of Landlord: Except to the extent due to the negligence or willful misconduct of Landlord, as a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees, employees, partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property occurring on the Premises from any cause or any damage or injury to person or property occurring on any other part of the Project and caused by the acts or omissions of Tenant or Tenant's Agents, or from the failure of Tenant to keep the Premises in good condition and repair as herein provided,. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

15.  Destruction of Premises:

     A. Landlord's Obligation to Restore: In the event of a destruction of the Premises during the Lease Term Landlord shall repair the same to a similar condition to that which existed prior to such destruction. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance or Tenant's fixtures or personal property.

     B. Limitations on Landlord's Restoration Obligation: Notwithstanding the provisions of Section 15.A, Landlord shall have no obligation to repair, or restore the Premises if any of the following occur: (i) if the repairs cannot be made in one hundred eighty (180) days from the date of receipt (provided that Landlord has diligently pursued the issuance of same) of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord, (ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained or required to be maintained by Landlord, (iv) the damage or destruction occurs in the last twenty four (24) months of the Lease Term, (v) Tenant is in default pursuant to the provisions of Section 13 hereof (beyond any applicable notice or cure periods), or (vi) Tenant has vacated the Premises for more than ninety (90) days. In any such event Landlord may elect either to (i) complete the repair or restoration, or
(ii) terminate this Lease by providing Tenant written notice of its election within forty five (45) days following the damage or destruction. If Landlord elects to repair or restore, this Lease shall continue in full force and effect. Tenant shall also have the right to terminate this Lease in the event of either (i) or (iv) above, by providing Landlord with written notice of its election to do so within forty five (45) days following the damage or destruction. If Tenant elects not to terminate the Lease and Landlord thereafter fails to diligently pursue to completion the repairs so that it becomes clearly apparent that Landlord will not complete the repairs on or before the date that is 180 days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities as set forth above, then Tenant may terminate this Lease on written notice to Landlord within fifteen (15) business days of such determination by Tenant; provided, however, if Tenant elects not to terminate this Lease, Landlord and Tenant shall reasonably agree on a revised completion schedule, and if Landlord shall fail to complete the restoration within said revised time period, Tenant shall again have the termination right described in this sentence.

16. Condemnation: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. Further, in the event of any such partial taking of any rentable square footage of the Premises that could reasonably be expected to have a material adverse effect on the intended use of the Premises by Tenant, either Party shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of a taking.

17.  Assignment or Sublease:

     A. Consent by Landlord: Except as specifically provided in Section 17.E, Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant's interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing being a "Transfer") without the express written consent of Landlord. In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (1) a copy of the proposed sublease or assignment agreement and of all ancillary agreements with the proposed transferee, (2) current financial statements of the transferee covering the preceding three years, (3) the nature of the proposed transferee's business to be carried on in the Premises, and (4) a statement outlining all consideration to be given on account of the Transfer. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer. Landlord shall have a ten (10) business-day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to Transfer such space to the named transferee on the terms and conditions stated in the proposed sublease or assignment agreement; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 10 business-day period, Tenant shall again notify Landlord in writing and shall give Landlord an additional five (5) business days to respond. If Landlord fails to notify Tenant in writing of such election within this second 5 business-day period, then Landlord shall be deemed to have elected option (i) above. In the event Landlord does not elect option (i) above, Landlord's consent to the proposed Transfer shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed transfer agreement is in form reasonably satisfactory to Landlord; (iii) the proposed Transfer will not result in there being greater than three (3) subtenants or other occupants (not including employees) within the Premises at any time during the Lease Term; and (iv) Tenant reimburses Landlord promptly after demand for any reasonable costs that may be incurred by Landlord in connection with said Transfer, including the costs of making investigations as to the acceptability of the proposed transferee and legal costs incurred in connection with the granting or denial of any requested consent. In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered or conditions that may be imposed by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant's interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an "Hypothecation") which consent Landlord may withhold in its sole discretion; provided, however, Landlord hereby acknowledges and agrees that, so long as Tenant is not in default hereunder, Tenant shall be permitted, with Landlord's reasonable consent, to pledge its interest in this Lease in connection with the pledge of all or substantially all of its assets as part of any master credit facility. In the event Landlord consents to such a Hypothecation, Landlord's consent shall be evidenced by a written consent in substantially the form attached as Exhibit "E" hereto. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with an Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent. Landlord's consent to one or more Transfers or Hypothecations shall not operate to exhaust Tenant's obligation to obtain Landlord's consent to other Transfers or Hypothecations nor constitute consent to an assignment or other Transfer following foreclosure of any permitted lien, mortgage or other encumbrance. If Tenant is a corporation, limited liability company, unincorporated association, partnership or other legal entity, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 17.D below, the foregoing provisions of this sentence shall not apply to a transfer of stock in a corporation whose stock is publicly traded on a public stock exchange, a transfer of stock or ownership interest resulting from a financing of Tenant or a private or public offering, and the issuance of warrants or stock options to purchase Tenant's stock (and the exercise of purchase rights under any such warrants or stock options). If Tenant is a corporation whose stock is not publicly traded on a public stock exchange, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a Transfer.

     B. Assignment or Subletting Consideration: Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (including without limitation, payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the Base Monthly Rent payable hereunder (after deducting therefrom Reasonable Transfer Costs (defined below) (i) realized by Tenant in connection with any Transfer by Tenant, and/or (ii) realized by Tenant in connection with any sublease, assignment, or other Transfer by a subtenant or any other person or entity (other than Tenant), shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant. As used in this Section 17.B, "Reasonable Transfer Costs" shall mean the following costs, to the extent reasonably incurred in connection with the Transfer in question: (i) advertising costs and brokerage commissions payable to unaffiliated third parties, and (ii) tenant improvement costs incurred solely in connection with such Transfer. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to the allocation of excess rent is an independently negotiated term of the Lease which constitutes a material inducement for the Landlord to enter into the Lease, and is agreed by the Parties to be commercially reasonable. No Transfer by Tenant shall relieve it of any obligation under this Lease. Any Transfer which conflicts with the provisions of this Lease shall be void.

     C. No Release: Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred. Notwithstanding any Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.

     D. Reorganization of Tenant: The provisions of this Section 17.D shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors to one person or entity (or to any group of related persons or entities) (the "Acquiring Entity"), and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i), the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder. In a transaction under clause (ii), the Acquiring Entity shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (`Lease Guaranty"). The foregoing notwithstanding, in the event the Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which a parent corporation is publicly traded), then the publicly-traded parent corporation shall be required to execute and deliver to Landlord the Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such an acquisition of the stock of Tenant, Landlord shall be entitled to rely on the creditworthiness of a publicly-traded corporation and to receive audited financial information from a publicly-traded corporation.

     E. Permitted Transfers: Notwithstanding anything contained in this
Section 17, so long as Tenant otherwise complies with the provisions of this Section 17, Tenant may enter into any of the following Transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any subrent or other consideration resulting therefrom that would otherwise be due pursuant to Sections 17.A and 17.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

     F. Effect of Default: In the event of Tenant's default beyond any applicable notice and cure period), Tenant hereby assigns all amounts due to Landlord from any Transfer as security for performance of Tenant's obligations under this Lease, and Landlord may collect such amounts as Tenant's Attorney-in-Fact, except that Tenant may collect such amounts unless a default occurs as described in Section 13 above. A termination of the Lease due to Tenant's default shall not automatically terminate a Transfer then in existence; rather at Landlord's election, such Transfer shall survive the Lease termination, the transferee shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant's Agents.

     G. Conveyance by Landlord: As used in this Lease, the term "Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the Parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder from and after the date of such transfer. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

     H. Successors and Assigns: Subject to the provisions of this Section 17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.

18.  Option to Extend the Lease Term:

     A. Grant and Exercise of Option: Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, an option ("Option") to extend the Lease Term for an additional term (the "Option Term"). The Option Term shall be for a period of three (3) years and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen (18) months prior to the date the Lease Term would expire but for such exercise but no later than twelve (12) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease shall apply except for the grant of additional Options pursuant to this Section, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be at the Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default (beyond applicable notice and cure periods) under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 18.A. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then obtainable for new leases of space comparable in age, size and quality to the Premises in the same real estate submarket as the Building.

     B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in
Section 18.C within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

     C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding Fair Market Rental shall be resolved as follows:

         1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement.

         2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

         3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

         4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

     D. Personal to Tenant: All Options provided to Tenant in this Lease are personal and granted to ZiLOG, Inc. or a permitted transferee pursuant to Section 17.E above, and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been properly exercised.

19.  General Provisions:

     A. Attorney's Fees: In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

     B. Authority of Parties: Each party represents and warrants that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of said partnership or corporation and that this Lease is legally valid and binding upon said corporation or partnership in accordance with its terms. At the request of either party, the other party shall provide the requesting party with corporate or partnership resolutions or other proof in a form acceptable to the requesting party, authorizing the execution of the Lease.

     C. Brokers: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Grubb & Ellis Company ("Broker"). Landlord and Tenant each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate representative other than Broker in the negotiating or making of this Lease, and each Party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified Party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party(s). Landlord agrees to pay the commissions owing to the Broker pursuant to separate written agreement.

     D. Choice of Law: This Lease shall be governed by and construed in accordance with California law. Except as provided in Section 19.E, venue shall be Santa Clara County.

     E. Dispute Resolution: Landlord and Tenant and any other party that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree that, except for any claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court (which small claims court shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by J.A.M.S. or another judicial mediation service mutually acceptable to the parties located in Santa Clara County, California. The dispute resolution process shall involve first, mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or other judicial mediation service selected. In the event of any dispute subject to this provision, either party may initiate a request for mediation and the parties shall use reasonable efforts to promptly select a J.A.M.S. mediator and commence the mediation. In the event the parties are not able to agree on a mediator within thirty (30) days, J. A. M. S. or another judicial mediation service mutually acceptable to the parties shall appoint a mediator. The mediation shall be confidential and in accordance with California Evidence Code ss. 1119 et. seq. The mediation shall be held in Santa Clara County, California and in accordance with the existing rules and practice of J. A. M. S. (or other judicial and mediation service selected). The parties shall use reasonable efforts to conclude the mediation within sixty (60) days of the date of either party's request for mediation. The mediation shall be held prior to any arbitration or court action (other than a claim by Landlord for unlawful detainer or any claim within the jurisdiction of the small claims court which are not subject to this mediation/arbitration provision and may be filed directly with a court of competent jurisdiction). Should the prevailing party in any dispute subject to this Section 19.E attempt an arbitration or a court action before attempting to mediate, the prevailing party shall not be entitled to attorney's fees that might otherwise be available to them in a court action or arbitration and in addition thereto, the party who is determined by the arbitrator to have resisted mediation, shall be sanctioned by the arbitrator or judge.

If a mediation is conducted but is unsuccessful, it shall be followed by final and binding arbitration administered by and in accordance with the then existing rules and practices of J.A.M.S. or the other judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT in no event shall the parties be entitled to propound interrogatories or request for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California attorney. The venue for any such arbitration or mediation shall be in Santa Clara County, California.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "MEDIATION AND ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

LANDLORD:  ______      TENANT:  _______

     F. Entire Agreement: This Lease and the exhibits attached hereto contain all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

     G. Entry by Landlord: Upon not less than twenty-four (24 hours prior notice to Tenant (except in the case of an emergency) and subject to Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord or its agents), for the following purposes only: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (iv) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law, and (v) showing the Premises to Landlord's existing or potential successors, purchaser, and lenders (and their brokers). Provided that Tenant has not then exercised its Option, Tenant shall permit Landlord and his agents, at any time within twelve (12) months prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours, subject to the notification obligation of Landlord set forth above.

     H. Estoppel Certificates: At any time during the Lease Term, each party (the "Responding Party") shall, within twenty (20) days following written notice from the other party (the "Requesting Party"), execute and deliver to the Requesting Party a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Responding Party's knowledge, any uncured defaults on Requesting Party's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Requesting Party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Requesting Party's interest in the Premises. The Responding Party's failure to deliver such statement within such time shall be conclusive upon the Responding Party that this Lease is in full force and effect without modification, except as may be represented by the Requesting Party, and that there are no uncured defaults in Requesting Party's performance. Tenant agrees to provide, within ten (10) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing or sale of the Premises or Landlord's interest therein. Landlord agrees to keep such financial statements confidential.

     I. Exhibits: All exhibits referred to are attached to this Lease and incorporated by reference.

     J. Interest: All rent due hereunder, if not paid when due (beyond any applicable grace period), shall bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

     K.  This section intentionally left blank.

     L. No Presumption Against Drafter: Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     M. Notices: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address specified in Section 1 of this Lease (with respect to Landlord), at the Premises (with respect to Tenant) or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute.

     N. Property Management: In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of one and a half percent (1.5 %) of the Base Monthly Rent.

     O. Rent: All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

     P. Representations: Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter except as expressly set forth herein. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

     Q. Rights and Remedies: Subject to Section 14 above, All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

     R. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

     S. Submission of Lease: Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

     T. Subordination: This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record as of the Effective Date, and to all renewals, modifications, consolidations, replacements and extensions thereof (that do not have a material adverse effect upon Tenant); provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten
(10) days after Landlord's written request, Tenant shall execute any documents reasonably required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Landlord shall cause the existing lender for the Building to furnish to Tenant, within thirty (30) days of the date of both parties' execution of this Lease, with a written agreement, in form and substance reasonably acceptable to Tenant, providing for (i) recognition by the lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises. In the event that Landlord is unable to provide such agreement, Tenant's sole remedy shall be termination of the Lease, which election shall be made within thirty (30) days following the expiration of such 30-day period.

     U. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

     V.  Time:    Time is of the essence hereunder.

     W. Transportation Demand Management Programs: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay its proportionate share of such costs in accordance with Section 8 above.

     X. Waiver of Right to Jury Trial: Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

     Y. Consents: Except as expressly stated to the contrary in this Lease, wherever in this Lease the consent of either Party is required, such consent shall not be unreasonably withheld, conditioned or delayed.



IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

Landlord:  The Sobrato Group,                        Tenant:  ZiLOG, Inc.,
a California Limited Partnership                     a Delaware Corporation


By:  _____________________________          By:  ______________________________

Its: _____________________________         Its:  ______________________________





                     Exhibit "A" - Premises & Building





                       EXHIBIT "B" - Tenant's Signage
                                 (Attached)



                    EXHIBIT "C" - Draft Letter of Credit
                                 (attached)



                     EXHIBIT "D" - Initial Alterations
                                 (Attached)



                      EXHIBIT "E" - Hypothecation Form



                       LANDLORD'S CONSENT TO MORTGAGE

To:  [tenant name and address]
     ____________________________________

         ________, CA  9____
         Attention:  _________________

Re:   Lease by and between ________________, a California ___________________, and _____________________________, a ____________________, dated
      ________ __, ____, for the Premises located at _________________,
      ________, California (the "Lease")

      Landlord's Consent to Leasehold Mortgage ("Landlord's Consent")


Ladies and Gentlemen:

         ________________, a California ___________________ ("Landlord"),
is in receipt of the request by _____________________________, a
____________________ ("Tenant"), for Landlord's consent to the creation of a leasehold mortgage ("Mortgage") in favor of ___________________, a _____________________ ("Mortgagee"), on Tenant's interest under the above-referenced Lease.

         Landlord hereby consents to the granting by Tenant of a Mortgage on Tenant's interest in the Lease and the leasehold estate created by the Lease to Mortgagee.

         This Landlord's Consent is not, and should not be deemed or construed as, a consent to any other or further mortgaging, assignment or subletting. This Landlord's Consent shall not, and shall not be deemed or construed to, modify, waive, or alter any of the terms, provisions, covenants, or conditions of the Lease, waive any breach thereof or any of the rights of Landlord thereunder, or enlarge or increase Landlord's obligations under the Lease.

         In granting this Landlord's Consent, Landlord does not consent to or approve any term, provision, covenant or condition contained in the Mortgage and Landlord shall not be bound thereby.

                       [signature block for landlord]